GREATER BAY
BANCORP

Acquisition of

abd insurance services financial

New Partnership Represents Extraordinary Opportunity to Enhance Breadth of Financial Solutions Available to Clients.

Highlights for the Investment Community

December 19, 2001

Forward Looking Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are found in various places throughout this presentation and include, without limitation, statements concerning the financial conditions, results of operations and businesses of Greater Bay Bancorp and ABD Insurance and Financial Services Inc. and, assuming consummation of the acquisition, a combined Greater Bay Bancorp and ABD Insurance and Financial Services Inc., as well as the expected timing and benefits of the acquisition. While these forward-looking statements represent our judgements and future expectations concerning the development of our business and the timing and benefits of the acquisition, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. The factors include, but are not limited to, those listed in Greater Bay Bancorp's Annual Report on form 10K for the year ended December 31, 2000 and other past and future filings with the US Securities and Exchange Commission; the risk that ABD Insurance and Financial Services Inc. shareholders will fail to approve the transaction; the risk that Greater Bay Bancorp and ABD Insurance and Financial Services Inc. businesses will not be successfully integrated; the inability to obtain, or meet conditions imposed for, governmental approvals for the transaction; the risk that anticipated synergies will not be obtained or not obtained within the time anticipated; the risk that competitive pressures among financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; the risk that revenues following the merger may be lower than expected; and other key factors, which include, but are not limited to, changes in economic conditions, including fluctuations in interest rates, securities markets and inflation, regulatory developments, technological changes, and the effects of competition in the geographic and business areas where Greater Bay Bancorp and ABD Insurance and Financial Services Inc. operate.

Greater Bay Bancorp cautions that the foregoing list of important factors is not exhaustive; when relying on forward-looking statements to make decisions with respect to Greater Bay Bancorp, investors and others should carefully consider the foregoing factors and other uncertainties and events. Greater Bay Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Table of Contents

Strategic Rationale

Strategic Rationale For Greater Bay

- Consistent with Greater Bay's Regional Community Banking philosophy
- A partnership between a high performing Regional Commercial Bank and a high performing Regional Commercial Insurance Brokerage Agency
  - Greater Bay - Total assets of $7.5 billion
  - ABD - Premiums serviced in excess of $1 billion and revenues > $100 million
- A high quality management team we have known for many years
- Consistent with Greater Bay's disciplined acquisition strategy
  - Significantly accretive to cash EPS -5.0% in '02 and 6.0% in '03
  - Accretive to GAAP EPS -1.0% in '02 and 2.0% in '03
  - Excludes all revenue enhancement opportunities
- Accelerates high margin, client driven fee income growth as % of total revenue - from approximately 12% to over 30% on a pro forma basis
- Relationship management business philosophy is similar for ABD and GBBK
- Convergence of financial services for small, mid-sized and large businesses

Strategic Rationale for ABD

- Partner with a regional community banking company vs. sell to a large bank or large insurance agency
- Ability to retain operating autonomy
- Enhances capital access for continued quality growth
- Greater Bay's financial services offerings will strengthen ABD's existing relationships with small, mid-sized or large business clients
- Substantial opportunity to expand client base

A Natural Partnership

- Franchise overlap provides significant opportunities for cross-selling
  - Focus on small, mid-sized and large businesses
  - Shared geographic footprint
  - Positioned for success



ABD Insurance and Financial Services, Inc.

ABD – The Company

- Premier independent insurance agency broker
  - 16th largest insurance broker in U.S.[1]
  - Largest independently-owned agency in the western United States[1]
- Based in Redwood City with offices primarily in Northern California
- Comprehensive financial insurance and risk management services provider
- No underwriting risk to the company
- Over 550 employees
- Highly profitable with last five year compounded revenue growth of 27%
- Latest Twelve Months (LTM) premiums earned in excess of $1 billion and LTM revenues in excess of $100 million

(1) Source: Year 2000 Business Insurance Survey

ABD – Business Model

- Clients
  - Over 10,000 clients
  - No single client represents more than 1% of revenues
  - No industry concentrations
- Revenue Generators
  - Seasoned team of professionals
  - Over 150 people involved in revenue generation
  - No single person generates more than 3% of revenues

ABD – Executive And Senior Management

- 7 person seasoned executive team
- Diversified insurance industry experience
- Average 20 years industry experience
- Successful history of outstanding financial performance and franchise growth
  - 14 successful acquisitions during the past 11 years

Transaction Summary

Critical Success Factors

- ABD management team – excellent industry reputation
- Structured with proper incentives for retention – people are the key assets
  - Significant earnout payments based on EBITDA hurdles over 3 years
  - 5 year retention pool (including cash and 2 year pool of Greater Bay stock options) established to ensure key personnel remain committed
- ABD to have representation on Greater Bay and all subsidiary Bank boards
- ABD to retain operating autonomy
- Immediately accretive to GAAP and cash EPS
- Significant upside potential -- cross-selling and “hardening” insurance markets

Key Transaction Terms

Purchase Price:	▪ $193.6 million present value, assuming ABD achieves forecasted results
Upfront Consideration:	▪ $130.0 million ▪ $57.5 million cash ▪ $72.5 million convertible preferred stock
Retention Payments:	▪ $10.0 million bonus retention pool to be paid over 5 years ▪ 450,000 Greater Bay stock option pool available over 2 years
Earnout Payments:	▪ Earnout payments totaling 33% of purchase price paid over three years, earned if EBITDA hurdles attained
Additional Incentive Earnout Payments:	▪ Additional incentive earnouts paid on performance in excess of ABD forecast
Purchase Accounting Treatment:	▪ Approximately $62 million to identifiable intangibles and amortized over 10 years ▪ Remainder of excess purchase price and earn-out payments allocated to "non-amortizable" goodwill subject to annual impairment test

Key Transaction Terms, continued

Employment/ Non-Compete Agreements:	Key executives have executed employment and non-compete agreements
Regulatory Approvals Needed:	Customary banking, insurance, and corporate regulatory approvals
Executive Management:	Bruce Basso, Fred de Grosz, Samuel Jones, Deborah Karstetter, Jim Hall, James Czesak, Dan Francis
Anticipated Closing:	First quarter 2002

Valuation Metrics

$ In Millions

Current market valuations of publicly traded regional insurance agencies have increased this year

Company	Market Cap.	Price / Earnings LTM	Price / Earnings 2001E	Price / Earnings 2002E	Enterprise Value [3] / LTM EBITDA	LTM EBITDA Margin
Arthur J. Gallagher	$2,901	26.6x	25.6x	20.9x	17.6x	17.5%
Brown & Brown, Inc.	1,492	33.2	31.3	26.8	14.0	32.6
Hilb, Rogal & Hamilton	782	29.1	29.0	24.4	10.5	24.6
Average:	$1,725	29.6x	28.6x	24.0x	14.1x	24.9%
ABD	194 [1]	20.3 [2]	20.3 [2]	16.3 [2]	8.8	22.3

Source: KBW and Merrill Lynch
(1) $130 million upfront plus present value at 10% of $78.0 million in earnout payments assuming forecast is achieved.
(2) Estimated ABD net income pro forma for non-recurring items.
(3) Enterprise value equals equity value plus debt.

Valuation Metrics

$ In Millions

Pricing multiples consistent with industry norms

Announce Date	Target / Acquiror	Total Purchase Price (1)	Transaction Value to/ LTM EBITDA (1)
03/08/2001	Acordia / Wells Fargo	$500.0	8.7x
01/19/2001	Kaye Group Inc. / Hub International Ltd.	130.2	7.7
09/11/2000	Riedman Corporation / Brown & Brown, Inc.	88.6	12.5
12/31/1999	MSFG, Inc. / Summit Bancorp	41.1	10.1
Average:			9.8x
12/19/2001	ADB / Greater Bay	$193.6 (2)	8.8x

Source: KBW and Merrill Lynch
(1) Estimated based on publicly available information.
(2) $130 million upfront plus present value at 10% of $78.0 million in earnout payments assuming forecast is achieved.

Financial Highlights

- **Immediately accretive to Greater Bay's GAAP and cash EPS(1)**

	GAAP		CASH	
	$	%	$	%
2002	$0.02	1.0%	$0.10	5.0%
2003	$0.05	2.0%	$0.14	6.0%

- **Return on investment of approximately 20%**
- **Increases fee revenues from 12% to greater than 30%**
  - Peers with similar growth characteristics and balanced revenue mix currently average P/E multiples of 16.0x compared to Greater Bay's current P/E multiple of 13.0x(2)
- **Proforma capital ratios:**

	Well Capitalized	12/31/01	As adjusted
Leverage Ratio	5.00%	8.22%	8.67%
Tier I Capital Ratio	6.00%	10.73%	9.81%
Total Risk-Based Capital Ratio	10.00%	12.82%	11.49%

(1) Based on First Call Estimate of $2.09 for 2002 and $2.31 for 2003
(2) Based on GBBK stock price of $25.05 as of December 17, 2001

Revenue Enhancement Opportunities

- Cross Sell Prospects
  - Minimal client overlap
  - For every 1% of client cross sell, GAAP and cash EPS increase estimated at approximately $0.01
  - Prior Greater Bay M&A activity has generated significant revenue enhancements
- "Hardening" Insurance Markets
  - Insurance rates increasing providing upside for revenue growth

Conclusion

Conclusion

- Transaction consistent with Greater Bay's acquisition strategy
- Leading insurance agency in region with excellent management team, strong financial and operating results, and deep client relationships
- Acquiring the premier independent insurance agency provides optimal platform for entering insurance brokerage business
- Expands Greater Bay's financial services offerings and core competencies to enhance current and prospective client relationships
- Significant opportunities for cross-selling given geographic overlap and common focus on small, mid-sized and large businesses
- Transaction structured with proper incentives to ensure retention of key people
- Financially attractive transaction
  - Significantly accretive to cash earnings and also immediately accretive to GAAP earnings
  - Enhances market valuation for Greater Bay

Two Shared Visions, One Company

GREATER BAY
BANCORP

To provide clients with the highest quality personalized business solutions in an ever-changing economic environment

abd insurance services financial

To provide leading edge insurance and risk management services while continuing to build lasting client relationships